EXHIBIT 5.1
                          ImClone Systems Incorporated
                               180 Varick Street
                            New York, New York 10014





                                                             June 5, 2000

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Ladies and Gentlemen:

     As Vice President, Business Development and General Counsel of ImClone Systems Incorporated (the "Company), I advise you as follows in connection with the filing by the Company of a Registration Statement on Form S-8 being filed by the Company on the date hereof (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 3,150,000 shares of common stock, $.001 par value per share, of the Company (the "Shares"). Of the Shares (i) 1,500,000 may be issued pursuant to the ImClone Systems Incorporated 1996 Incentive Stock Option Plan, As Amended and/or the ImClone Systems Incorporated 1996 Non-Qualified Stock Plan, As Amended, and (ii) 1,000,000 may be issued pursuant to an option issued to the Company's CEO, and (iii) 650,000 may be issued pursuant to an option issued to the Company's COO.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records which I have deemed necessary or appropriate for the purposes of the opinion and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed that the signatures (other than those of officers of the Company) on all documents that I have examined are genuine.

     Based upon the foregoing, I am of the opinion that the Shares are validly authorized and, when issued under each of the plans described above in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ John B. Landes
                                           ------------------------------------
                                           John B. Landes
                                           Vice President, Business Development
                                           and General Counsel